Execution Copy

                       SHINHAN FINANCIAL GROUP CO., LTD.

                                       AND

                                 CITIBANK, N.A.,
                                  As Depositary

                                       AND

                        HOLDERS AND BENEFICIAL OWNERS OF
                      Global Depositary Receipts evidencing
                            Global Depositary Shares

                                Deposit Agreement

                          Dated as of September 3, 2001

                                TABLE OF CONTENTS

ARTICLE I       DEFINITIONS ...................................................1

Section 1.01.   Beneficial Owner ..............................................1
Section 1.02.   Commission ....................................................1
Section 1.03.   Company .......................................................1
Section 1.04.   CSD ...........................................................1
Section 1.05.   Custodian .....................................................1
Section 1.06.   Deliver; Deposit; Surrender; Transfer; Withdraw ...............2
Section 1.07.   Deposit Agreement .............................................2
Section 1.08.   Depositary ....................................................2
Section 1.09.   Deposited Securities ..........................................2
Section 1.10.   Dollars .......................................................2
Section 1.11.   Global Depositary Receipts; GDRs ..............................2
Section 1.12.   Global Depositary Shares; GDSs ................................2
Section 1.13.   Holder ........................................................3
Section 1.14.   Korea .........................................................3
Section 1.15.   Master GDR ....................................................3
Section 1.16.   Nominee .......................................................3
Section 1.17.   Principal New York Office .....................................3
Section 1.18.   Registrar .....................................................3
Section 1.19.   Rule 144A .....................................................3
Section 1.20.   Securities Act Legend .........................................3
Section 1.21.   Securities Act ................................................4
Section 1.22.   Securities Exchange Act .......................................4
Section 1.23.   Shares ........................................................4
Section 1.24.   United States .................................................4
Section 1.25.   Won ...........................................................4

ARTICLE II      BOOK-ENTRY SYSTEM, FORM OF GDRs, DEPOSIT OF SHARES,
                EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF GDRs ........5

Section 2.01.   Book-Entry System; Form and Transferability of GDRs ...........5
Section 2.02.   Deposit of Shares .............................................8
Section 2.03.   Execution and Delivery of GDRs ...............................10
Section 2.04.   Transfer of GDRs; Combination and Split-up of GDRs ...........10
Section 2.05.   Surrender of GDSs and Withdrawal of Deposited Securities .....11
Section 2.06.   Limitations on Execution and Delivery, Transfer, Etc. of
                GDRs; Suspension of Delivery, Transfer, Etc ..................12
Section 2.07.   Lost GDRs, Etc ...............................................13
Section 2.08.   Cancellation and Destruction of Surrendered GDRs .............13
Section 2.09.   Maintenance of Records .......................................13


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ARTICLE III CERTAIN OBLIGATIONS OF HOLDERS ...................................13

Section 3.01.   Filing Proofs, Certificates and Other Information ............13
Section 3.02.   Liability of Holders and Beneficial Owners for Taxes and
                Other Charges ................................................14
Section 3.03.   Representations and Warranties on Deposit, Transfer and
                Surrender and Withdrawal of Shares or GDRs ...................14
Section 3.04.   Disclosure of Beneficial Ownership ...........................15
Section 3.05.   Ownership Restrictions .......................................15

ARTICLE IV      RIGHTS RELATING TO THE DEPOSITED SECURITIES; CERTAIN
                OBLIGATIONS OF THE DEPOSITARY ................................15
Section 4.01.   Power of Attorney ............................................15
Section 4.02.   Cash Distributions; Withholding and Other Taxes and Other
                Governmental Charges .........................................16
Section 4.03.   Distributions Other Than Cash, Shares or Rights ..............16
Section 4.04.   Distributions in Shares ......................................17
Section 4.05.   Rights .......................................................17
Section 4.06.   Conversion of Foreign Currency ...............................19
Section 4.07.   Fixing of Record Date ........................................20
Section 4.08.   Voting of Deposited Securities ...............................21
Section 4.09.   Changes Affecting Deposited Securities .......................21
Section 4.10.   Transmittal by the Depositary of Company Notices, Reports
                and Communications ...........................................22
Section 4.11.   Withholding ..................................................22
Section 4.12.   Available Information ........................................23

ARTICLE V       THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY ................23

Section 5.01.   Maintenance of Office and Transfer Books by the Registrar ....23
Section 5.02.   Lists of GDR Holders .........................................24
Section 5.03.   Obligations of the Depositary, the Custodian and the
                Company ......................................................24
Section 5.04.   Prevention or Delay in Performance by the Depositary or
                the Company ..................................................25
Section 5.05.   Resignation and Removal of the Depositary; Appointment
                of Successor Depositary ......................................25
Section 5.06.   Charges of Depositary ........................................26
Section 5.07.   The Custodian ................................................27
Section 5.08.   Notices and Reports ..........................................28
Section 5.09.   Issuance of Additional Shares, Etc ...........................29
Section 5.10.   Indemnification ..............................................29
Section 5.11.   Certain Rights of the Depositary; Limitations ................30

ARTICLE VI      AMENDMENT AND TERMINATION ....................................31

Section 6.01.   Amendment ....................................................31
Section 6.02.   Termination ..................................................32


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ARTICLE VII     MISCELLANEOUS ................................................32

Section 7.01.   Counterparts .................................................32
Section 7.02.   No Third Party Beneficiaries .................................32
Section 7.03.   Severability .................................................32
Section 7.04.   Holders and Beneficial Owners as Parties; Binding Effect .....32
Section 7.05.   Notices ......................................................33
Section 7.06.   Governing Law ................................................33
Section 7.07.   Prohibition of Assignment ....................................34

EXHIBIT A       DTC Letter of Representations

EXHIBIT B       Form of Master GDR

EXHIBIT C-1     Certification and Agreement of Acquirors of GDSs Upon Deposit
                of Shares Pursuant to Section 2.03 of the Deposit Agreement

EXHIBIT C-2     Certification and Agreement of Persons Receiving Deposited
                Securities Upon Withdrawal Pursuant to Section 2.05 of the
                Deposit Agreement

EXHIBIT D       Charges of the Depositary

                                DEPOSIT AGREEMENT

            DEPOSIT AGREEMENT dated as of September 3, 2001 among SHINHAN FINANCIAL GROUP CO., LTD., a corporation organized under the laws of the Republic of Korea (the "Company"), CITIBANK. N.A., a national banking association organized under the laws of the United States (the "Depositary"), and all Holders and Beneficial Owners from time to time of the Global Depositary Receipts issued hereunder and evidencing Global Depositary Shares (as such capitalized terms are hereinafter defined).

                                   WITNESSETH:

            WHEREAS, the Company desires to provide for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of Global Depositary Shares representing the Shares so deposited and for the execution and delivery of Global Depositary Receipts evidencing the Global Depositary Shares;

            NOW, THEREFORE, in consideration of the premises the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

            Section 1.01. Beneficial Owner. The term "Beneficial Owner" shall mean any person owning any beneficial interest in a GDR issued hereunder but who is not the Holder of such GDR.

            Section 1.02. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

            Section 1.01 Company. The term "Company" shall mean Shinhan Financial Group Co., Ltd., a corporation organized and existing under the laws of Korea, having its principal registered office at 120, 2-Ka, Taepyung-Ro, Chung-Ku, Seoul, Korea, and its successors.

            Section 1.04. CSD. The term "CSD" shall mean any institution authorized under Korean law to effect book-entry transfers of securities of Korean corporations, which may include Korea Securities Depository.

            Section 1.05. Custodian. The term "Custodian" shall mean, as of the date hereof, Korea Securities Depository, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.07, as substitute custodian, or as additional custodian hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively.

            Section 1.06. Deliver; Deposit; Surrender; Transfer; Withdraw. The terms "deliver," "deposit," "transfer" or "withdraw" or their respective noun forms (including to or by the Custodian), when used with respect to Shares or other Deposited Securities shall refer, where the context requires, to (i) a book-entry or entries or an electronic transfer or transfers in or to an account or accounts maintained by a CSD or (ii) the physical transfer of certificates representing such securities. The term "deliver" or its noun form, when used with respect to GDSs shall refer to either (1) an adjustment to the records of the Depositary with respect to the number of GDSs evidenced by a Master GDR and a book-entry transfer of such GDSs to the DTC account of the applicable DTC participant or participants or (ii) the execution and delivery of one or more GDRs evidencing such GDSs. The term "surrender" or its noun form, when used with respect to GDSs shall refer to either (i) book-entry transfer of such GDSs to the DTC account of the Depositary or (ii) delivery of one or more GDRs evidencing such GDSs to the Depositary (such GDRs or GDSs being properly endorsed or accompanied by such properly executed instruments of transfer as the Depositary may require).

            Section 1.07. Deposit Agreement. The term "Deposit Agreement" shall mean this Deposit Agreement as from time to time be amended or supplemented in accordance with the terms hereof.

            Section 1.08. Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States, and any successor as depositary hereunder.

            Section 1.09. Deposited Securities. The term "Deposited Securities" as of any time shall mean Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

            Section 1.10. Dollars. The term "dollars" shall mean United States dollars.

            Section 1.11. Global Depositary Receipts; GDRs. The term "Global Depositary Receipts" or "GDRs" shall mean the Global Depositary Receipts issued hereunder to evidence GDSs, as such Global Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A GDR may evidence any number of GDSs. Where the context requires, the term "GDR" shall refer to a Master GDR.

            Section 1.12. Global Depositary Shares; GDSs. The term "Global Depositary Shares" and "GDSs" shall mean the rights represented by the GDRs issued hereunder and the interests in the Deposited Securities represented thereby. Each Global Depositary Share shall represent two (2) Shares, until there shall occur a distribution upon Deposited Securities covered by Section
4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional GDSs are not issued and delivered, and thereafter Global Depositary Shares shall represent the Shares or Deposited Securities specified in such Sections.


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

            Section 1.13. Holder. The term "Holder" shall mean the person in whose name a GDR is registered on the books of the Depositary maintained for such purpose.

            Section 1.14. Korea. The term "Korea" shall mean the Republic of Korea.

            Section 1.15. Master GDR. The term "Master GDR" shall have the meaning specified in Section 2.01.

            Section 1.16. Nominee. The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Deposit Agreement. The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

            Section 1.17. Principal New York Office. The term "Principal New York Office", when used with respect to the Depositary, shall mean the principal office of the Depositary in The City of New York at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, New York, New York 10043.

            Section 1.18. Registrar. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register GDRs and transfers of GDRs as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

            Section 1.19. Rule 144A. "Rule 144A" shall mean Rule 144A under the Securities Act.

            Section 1.20. Securities Act Legend. The term "Securities Act Legend" shall mean the following statement:

      THIS GLOBAL DEPOSITARY RECEIPT ("GDR"), THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK (THE "SHARES") OF SHINHAN FINANCIAL GROUP CO., LTD. REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, DELIVERED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE BENEFICIAL OWNER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS (EACH AS DEFINED IN

      REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY GDR MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK (INCLUDING ANY SUCH FACILITY MAINTAINED BY THE DEPOSITARY FOR A GDR), OTHER THAN A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE l44(a)(3) UNDER THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS GDR, REPRESENTS AND WARRANTS THAT IT UNDERSTANDS, AND AGREES TO, THE FOREGOING RESTRICTIONS.

            Section 1.21. Securities Act. The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

            Section 1.22. Securities Exchange Act. The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

            Section 1.23. Shares. The term "Shares" shall mean any shares of the common stock, par value 5,000 Won per share, of the Company and shall include evidence of rights to receive Shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4,09, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

            Section 1.24. United States. The term "United States" shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

            Section 1.25, Won. The term "Won" shall mean Korean Won, the lawful currency of Korea.


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

                                   ARTICLE II

                        BOOK-ENTRY SYSTEM, FORM OF GDRs,
                        DEPOSIT OF SHARES, EXECUTION AND
                    DELIVERY, TRANSFER AND SURRENDER OF GDRs

            Section 2.01. Book-Entry System; Form and Transferability of GDRs. The Company and the Depositary shall make application to each of The Depository Trust Company ("DTC"), Euroclear Bank N.V./S.A, as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream") for acceptance of the GDSs in its book-entry settlement system. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of the GDSs for DTC eligibility, including but not limited to the Letter of Representations, in the form attached hereto as Exhibit A, with such modifications as are agreed by the Company and the other parties thereto.

            So long as the GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, the GDSs, whether sold in reliance on Rule 144A or Regulation S, shall be represented by a single restricted master GDR (a "Master GDR") registered in the name of a nominee of DTC, and held by Citibank, N.A. or such other entity as is agreed with DTC may hold such Master GDR as custodian for DTC. The Master GDR will bear a legend relating to the GDSs evidenced thereby and the Shares represented by such GDSs, whether sold in reliance on Rule 144A or Regulation S. During any period in which GDSs are represented by a Master GDR, no person acquiring GDSs shall receive or be entitled to receive physical delivery of GDRs and beneficial ownership of such GDSs shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or (ii) institutions that have accounts with DTC.

            The GDRs shall be typewritten, in the case of a Master GDR, and otherwise shall be engraved, printed or lithographed on steel-engraved borders, or in such other form as may be agreed upon by the Company and the Depositary, and shall be substantially in the form set forth in Exhibit B annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. A Master GDR shall bear such additional legend or legends as may be required by DTC in order for it to accept the GDSs into its book-entry settlement system. A Master GDR shall provide that it shall evidence the aggregate amount of GDSs from time to time indicated in the records of the Depositary.

            Interests in the Master GDR will only be exchanged for definitive GDRs in registered form in the circumstances described in (i), (ii) or (iii) below, in whole but not, except in the case of (iii) below, in part. The Depositary undertakes to deliver definitive GDRs in registered form in exchange for the Master GDR to Beneficial Owners or to their order in the event that:

                  (i) DTC or any successor to DTC advises the Company in writing that it is at any time unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 90 days; or


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

                  (ii) DTC or any successor to DTC ceases to be a
            "clearing agency" registered under the Exchange Act or is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease to make its book-entry system available or does in fact do so and, in each case, no alternative clearing system satisfactory to the Depositary is available; or

                  (iii) the Depositary has determined that, on the occasion of the next payment in respect of the GDRs, the Depositary would be required to make any deduction or withholding from any payment in respect of the GDRs which would not be required were the GDRs in definitive registered form, or Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease to make its book-entry system available or does in fact do so and no alternative clearing system satisfactory to the Depositary is available; within 60 days of the occurrence of the relevant event.

            Upon the occurrence of the events described in (i) to (ii) above the Company will use its best efforts to make arrangements with DTC for the exchange of the Master GDR for individual definitive GDRs. In relation to (iii) above, any person appearing in the records maintained by DTC, Euroclear or Clearstream, as the case may be, as entitled to any interest in the Master GDR shall be entitled to procure the exchange of an appropriate part of the Master GDR for a definitive GDR for an interest in the Master GDR held by such person in the above circumstances upon notice to the Holder. Any such exchange shall be at the expense (including printing costs) of such person.

            In the case of individual definitive GDRs issued in exchange for the Master GDR, the certificates in respect of such individual securities will bear, and be subject to, such legends as the Company and the Depositary may require in order to ensure compliance with any applicable laws.

            Upon any exchange of a part of the Master GDR for GDRs in definitive form, any distribution of GDRs pursuant to the terms of the Deposit Agreement or any change in the number of GDRs represented by the Master GDR following any deposit and/or withdrawal of Deposited Securities pursuant to Sections 2.02 or 2.05, the relevant details shall be entered by the Registrar on the register maintained by the Registrar, whereupon the number of deposited Shares represented by the Master GDR shall be reduced or increased (as the case may be) accordingly.

            So long as the GDRs are listed on the Luxembourg Stock Exchange, if GDRs are delivered in definitive form, the Company will appoint a registrar and paying agent in Luxembourg and give notice to Holders of any such appointment in accordance with this Deposit Agreement.

            GDRs shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided, however, that such signature may be a facsimile if such GDRs are countersigned by the manual signature of a duly authorized signatory of the Depositary or Registrar and dated by such signatory. No GDR shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such GDR shall have been executed by the Depositary by the manual signature of a duly authorized officer or countersigned by the manual signature of a duly authorized signatory of the Depositary or Registrar, and such execution of any GDR by manual signature shall be conclusive evidence, and the only evidence, that such GDR has been duly executed and delivered hereunder. The Depositary shall maintain books in which each GDR so executed and delivered as hereinafter provided and the transfer of each such GDR shall be registered. GDRs bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time a proper officer of the Depositary shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such GDRs and their delivery.

            The GDRs may be endorsed with or have incorporated in the text thereof such legends, recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the National Association of Securities Dealers, Inc. (the "NASD") in order for the GDSs to be tradable on the NASD's "PORTAL" Market or any other market developed for the trading of securities pursuant to Rule 144A under the Securities Act.

            The GDRs shall bear a CUSIP number or numbers that is different from the CUSIP number that is or may be assigned to any depositary shares subsequently issued pursuant to any other arrangement with the Depositary which are not GDSs issued hereunder.

            Subject to any limitations set forth in a GDR or in this Deposit Agreement, when such GDR is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on registration of transfer set forth in the legend appearing on the form of GDR attached hereto as Exhibit B, title to such GDR (and to each GDS evidenced thereby) shall be transferable by delivery with the same effect as in the case of a certificated security in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a GDR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any bolder of a GDR unless such holder is the Holder thereof.

            In the event certificated GDRs are made available, subject to the terms and conditions of this Deposit Agreement, such certificated GDRs will be made available upon receipt by the Depositary at its Principal New York Office of written instructions from DTC, Clearstream or Euroclear, as the case may be, on behalf of any person having a beneficial interest in certain GDSs evidenced by a Master GDR for the purpose of directing the Depositary to execute and deliver a GDR in certificated form evidencing such GDSs, and upon receipt by the Depositary at its Principal New York Office of a written order of such person containing registration instructions and such other information as the Depositary may require in order to execute and deliver such GDR in certificated form, and together with certification from such person to the effect that (i) the exchange of GDRs in certificated form is being made without transfer, or
(ii) that such GDR is being transferred in compliance with the restrictions on transfer appearing in the legend on the GDR in the form attached hereto as Exhibit B and upon payment of the fees and expenses of the Depositary, the Depositary shall, if applicable, follow the procedures set forth in the Letter of Representations attached hereto as Exhibit A for the purpose of reducing the number of the relevant class of GDSs evidenced by the Master GDR and, following such reduction, shall execute and deliver at its Principal New York Office to or upon the order of the person or persons named in such order a GDR or GDRs registered in the name or names requested by such person and evidencing in the aggregate the number and class of GDSs equal to the reduction in the number represented by the Master GDR.

            Section 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement and any applicable laws and regulations of Korea, Shares may be deposited by physical or book-entry delivery thereof to the Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable transfer taxes and the fees and charges of the Depositary set forth herein) and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary so requires, together with a written order from or on behalf of such person directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, GDSs representing the Shares so deposited. The Depositary may deliver GDSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been waived or granted by any governmental or quasi-governmental body or agency in Korea, including, without limitation, any such body which is then performing the function of regulation of currency exchange. Additionally, if required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of, or held on behalf of, the Company are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which provides for the prompt transfer to the Custodian, the Depositary or their respective nominees of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. If the Shares are registered in the name of the person on whose behalf they are presented for deposit, the Depositary shall also require a proxy or proxies entitling the Custodian to exercise voting rights in respect of such Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee of either of them.

            The Company shall notify the Depositary and the Custodian in writing in the event that Shares, or securities of any class that may from time to time be deposited with the Custodian pursuant to this Deposit Agreement, or depositary shares or receipts representing such Shares or other securities, shall be listed on a national securities exchange registered under Section 6 of the Securities Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i)). In such event, notwithstanding any other provision of this Deposit Agreement, the Depositary and the Custodian shall refuse to accept for deposit any securities, unless the person making such deposit shall certify that the securities to be deposited were not, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i)), as the securities so listed or quoted.

            Each of the Depositary and the Custodian shall refuse to accept particular Shares for deposit whenever it has been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05 or that such deposit would result in any violation of applicable laws, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined (subject to the last paragraph of this Section 2.02) by the Company. The Company shall notify to the Depositary and the Custodian in writing with respect to any such restrictions on transfer of such particular Shares for deposit hereunder

            At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been delivered, or that irrevocable instructions have been given to cause delivery of such Shares, to the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

            Upon each delivery to a Custodian of Shares to be deposited hereunder, together with the other documents herein specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares being deposited in the name of the Depositary or, subject to applicable law, its Nominee or such Custodian or its nominee on the shareholders' register or the books of the CSD or the books of the Custodian, if applicable. Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine, subject to the applicable laws of Korea.

            The Nominee may be a Custodian or another Korean entity entitled to act as nominee under relevant Korean laws and regulations, provided that the Deposited Securities are kept in a segregated deposit account by the Custodian.

            Notwithstanding the foregoing, no Shares shall be accepted for deposit as contemplated by this Section 2.02 (each such deposit, a "Proposed Deposit") unless the Company shall have consented to such deposit. The Company hereby consents to any Proposed Deposit to the extent that, after giving effect to such Proposed Deposit, the number of Shares on deposit hereunder does not exceed the number of Shares deposited by the Company upon the establishment of this GDR facility or in connection with any secondary offering by the Company of its GDSs (or of any affiliate, if consented to by the Company). The number of Shares on deposit with the consent of the Company pursuant to this Section 2.02 shall, subject to applicable law, be increased by the number of Shares deposited by the Company in connection with (x) offerings of rights to acquire additional GDSs, (y) Share dividends and other free distributions of Shares made available to Holders in the form of additional GDSs, and (z) a subdivision of Shares, if any, and, subject to applicable law and the terms of this Deposit Agreement, may be adjusted as determined from time to time by the Company. The Depositary and the Custodian shall not accept Shares for Proposed Deposit hereunder if it has been notified by the Company in writing that the Company blocks such Proposed Deposit to prevent a violation of applicable

Korean laws or regulations or a violation of the Articles of Incorporation of the Company. The Company shall notify the Depositary and the Custodian with respect to any such restrictions on transfer of its Shares for deposit hereunder.

            Section 2.03. Execution and Delivery of GDRs. Upon receipt by a Custodian of a deposit of Shares pursuant to Section 2.02 hereunder together with the other certifications specified herein and, in addition, a proper acknowledgment or other evidence (i) from the Company (or the appointed agent of the Company for transfer and registration of Shares), satisfactory to the Depositary, that such Shares are properly recorded upon the shareholders' register of the Company (or such agent) maintained for that purpose in the name of the Depositary or, subject to applicable law, its Nominee or the Custodian or its nominee or (ii) where such deposit is made by entry in the books of CSD and/or the Custodian, from CSD or the Custodian, as appropriate, that any Deposited Securities have been recorded upon the books of CSD or the Custodian, as appropriate, in the name of the Depositary or, subject to applicable law, its Nominee, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and recordation and the person or persons to whom or upon whose written order GDRs are deliverable in respect thereof and the class and number of GDSs to be represented thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

            Upon or prior to the first deposit of Shares to be represented by GDSs of any class, the Depositary shall execute and deliver the Master GDR for such class of GDSs.

            Upon receiving such notice from such Custodian and the certification described in the next paragraph, the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement, shall deliver to or to the written order of the person or persons named in the Custodians notice the number and class of GDSs issuable in respect of such deposit, but only upon payment to the Depositary of all taxes and governmental charges, including any interest and penalties thereon, and fees payable in connection with such deposit and the transfer of the deposited Shares. The Depositary will not lend Shares held by it as Depositary.

            The Depositary shall not deliver GDSs to reflect any deposit unless the person acquiring beneficial ownership of any GDS provides a certification to the Depositary in substantially the form appearing as Exhibit C-1 hereto.

            Section 2.04. Transfer of GDRs; Combination and Split-up of GDRs. The Depositary, subject to the terms and conditions of this Deposit Agreement and any GDR, shall, without unreasonable delay, register transfers of any such GDR on its transfer books, upon any surrender of GDRs by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and in the case of any GDR in certificated form, the accurate completion of the certifications appearing on such GDR relating to compliance with the restrictions on transfer thereof) and duly stamped as may be required by any applicable law; provided, that the Depositary shall refuse to register any transfer of any GDR if such registration would cause the total number of Shares represented by GDSs evidenced by GDRs held by any such Holder to exceed the number of Shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.05 and notified in writing, from time to time, to the Depositary. Upon the registration of transfer of a GDR, the Depositary shall execute a new GDR or GDRs and deliver the same to or upon the order of the person entitled thereto.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a GDR or GDRs for the purpose of effecting a split-up or combination of such GDR or GDRs, execute and deliver a new GDR or GDRs in the name of the same Holder for any authorized number of GDSs requested, evidencing the same class and aggregate number of GDSs as the GDR or GDRs surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

            Section 2.05. Surrender of GDSs and Withdrawal of Deposited Securities. Upon surrender of GDSs for the purpose of withdrawal of the Deposited Securities represented by the GDSs so surrendered, and upon payment of the fees of the Depositary for the surrender of GDSs and delivery of Deposited Securities (as set forth on Exhibit D hereto) and payment of all taxes and governmental charges and interest and penalties thereon payable in connection with such surrender, and subject to the terms and conditions of this Deposit Agreement and the ownership restrictions referred to in Section 3.05 and applicable laws and regulations of Korea, the Holder of the GDR evidencing such GDSs acting for itself or on behalf of the Beneficial Owner shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the GDSs so surrendered; provided, however, that such withdrawals of Deposited Securities are not permitted until the listing on the Korea Stock Exchange of the Shares underlying the relevant class of GDSs in the case of GDSs issued in respect of newly issued Shares. Subject to applicable Korean law, physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent in Korea of such Holder or to such Holder or as ordered by him. Delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. In addition, the Depositary will, subject to applicable Korean laws and regulations, cause any Deposited Securities being withdrawn by a Holder for physical delivery to an address in the United States to contain a legend substantially in the form of the Securities Act Legend. No electronic delivery of Deposited Securities to an account within the United States will be permitted.

            A surrender of GDSs for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn, subject to applicable Korean laws and regulations, to be either physically delivered (subject, in the case of physical deliveries into the United States, to the provisions of this Section) or electronically delivered outside the United States to or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations. No Deposited Securities may be delivered in accordance with this Section unless such written order shall be accompanied by a signed certification in the form appearing as Exhibit C-2 hereto. Upon the receipt of complete written instructions (including the certification referred to in the preceding sentence) the Depositary shall direct the Custodian to deliver at the principal office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the GDSs so surrendered, except that the Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any such Deposited Securities which are in the form of cash.

            At the request, risk and expense of any Holder so surrendering GDSs, and for the account of such Holder, and provided that any applicable tax or governmental charge or any interest and penalties thereon shall have been paid in accordance with Section 3.02, the Depositary shall, if permitted by applicable Korean law, direct the Custodian to forward any cash or other property (other than rights), and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by the GDSs so surrendered, to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept surrender of GDSs for the purpose of withdrawal of less than one Share.

            Section 2.06. Limitations on Execution and Delivery, Transfer, Etc. of GDRs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the delivery of GDSs, registration of transfer, split-up, combination or surrender of any GDR or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge, including any interest and penalties thereon, and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, and may, but is not obligated to, require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of GDRs, a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

            The Depositary may refuse to execute and deliver GDRs, register the transfer of any GDR, or make any distribution of, or related to, Deposited Securities until it has received such proofs, certificates and other information as it or the Company may deem necessary or proper as set forth in Section 3.01. The Registrar may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under this Deposit Agreement in accordance with Section 5.01.

            After consultation with the Company, the delivery of GDSs, deposits of Shares generally or of particular Shares, the registration of transfer of GDRs in particular instances or the registration of transfer of GDRs generally, or the surrender of GDSs for the purpose of withdrawal of Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the shareholders' register of the Company (or the appointed agent of the Company for the transfer and registration of Shares), the books of the CSD or the books of the Custodian are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary, the CSD or the Custodian, in good faith, at any time or from time to time.

            Section 2.07. Lost GDRs, Etc. In case any GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new GDR of like tenor and registered in the same name, in exchange and substitution for such mutilated GDR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen GDR, upon the filing by the Holder thereof with the Depositary of (a) a request for such exchange, execution and delivery before the Depositary has notice that the GDR has been acquired by a bona fide purchaser and (b) in the case of a GDR that has been destroyed, lost or stolen, a sufficient indemnity bond, and upon satisfying any other reasonable requirements imposed by the Depositary.

            Section 2.08. Cancellation and Destruction of Surrendered GDRs. All GDRs physically surrendered to the Depositary shall be cancelled by the Depositary. Cancelled GDRs shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy physically surrendered GDRs so cancelled. Any GDR evidenced in book-entry form shall be deemed cancelled when the Depositary has caused the number of GDSs evidenced by the Master GDR to be reduced in proportion to the number of GDSs evidenced by such surrendered GDR.

            Section 2.09. Maintenance of Records. The Depositary agrees to maintain records of all GDRs surrendered and Deposited Securities withdrawn under Section 2.05, of substitute GDRs delivered under Section 2.07, and of GDRs cancelled or destroyed under Section 2.08 and of GDRs executed and delivered in certificated form under Section 2.01, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

                                   ARTICLE III

                         CERTAIN OBLIGATIONS OF HOLDERS

            Section 3,01. Filing Proofs, Certificates and Other Information. Any person depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of applicable Korean or other taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the shareholders' register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD or the books of the Custodian of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or to enable the Depositary or the Company to perform its obligations under applicable law. The Depositary may withhold delivery of GDSs or the distribution of any dividend or sales proceeds or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. Upon request by the Company, the Depositary shall provide the Company, as promptly as practicable, with copies of any such proofs and certificates and such written representations and warranties provided as aforesaid.

            Section 3.02. Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any Korean or other tax or governmental charge, including any interest and penalties thereon, shall become payable with respect to any GDR or any Deposited Securities represented by the GDSs evidenced by any GDR, such tax, governmental charge, or interest and penalties thereon, shall be payable by the Holder of such GDR to the Depositary and any Beneficial Owner of such GDR shall be liable to the Holder thereof. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such GDR or to execute and deliver any new GDR or GDRs or to permit any deposit or any withdrawal of Deposited Securities represented by the GDSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the GDSs evidenced by such GDR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, including any interest and penalties thereon, the Holder and the Beneficial Owners of such GDR remaining liable for any deficiency.

            Section 3.03. Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or GDRs. Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable, that any preemptive or similar rights with respect thereto have been exercised or validly waived and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and the issuance of GDRs or adjustments in the Depositary's records in respect thereof.

            Each person depositing Shares, transferring GDRs or any beneficial interest therein, or surrendering GDRs or any beneficial interest therein and withdrawing Shares under the Deposit Agreement shall be deemed thereby to represent (A) in the case of deposits, that such deposit is made (i) by or on behalf of a qualified institutional buyer (as defined in Rule 144A). (ii) by or on behalf of any non-U.S. person (as such term is defined in Regulation S under the Securities Act) who acquired or is acquiring Shares and is acquiring GDRs pursuant to and in accordance with Regulation S under the Securities Act or
(iii) otherwise in accordance with Section 2.02 of this Deposit Agreement and
(B) in every such case, to acknowledge that the GDRs, the GDSs and the Shares have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except in accordance with the Securities Act Legend and to agree that such person will not offer, sell, transfer or otherwise dispose of the GDRs or any beneficial interest therein or the Shares except in accordance with the restrictions set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender and withdrawal complies with the foregoing restrictions. Absent an effective registration statement under the Securities Act, an appropriate amendment to this Deposit Agreement shall be required to permit sales (including those pursuant to Rule 144 under the Securities Act) of the GDRs, the GDSs or the Shares to persons other than (i) persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A) in transactions meeting the requirements of Rule 144A or (ii) non-U.S. persons pursuant to and in accordance with Regulation S under the Securities Act. The Company shall not be obligated to agree to such an amendment. Such representations, warranties and agreements shall survive any such deposit, transfer, or surrender and withdrawal.

            Section 3.04. Disclosure of Beneficial Ownership. The Company or the Depositary may from time to time request Holders or Beneficial Owners or former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held GDRs and regarding the identity of any other persons then or previously interested in such GDRs and the nature of such interest and various other matters. Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders or Beneficial Owners and to the last known address, if any, of such former Holders or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the GDSs evidenced by the Master GDR, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or Beneficial Owners or former Holders or Beneficial Owners.

            Section 3.05. Ownership Restrictions. The Company may restrict, in such manner as it deems appropriate, transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the Company's Articles of Incorporation and applicable law. The Company may also restrict, in such manner as it deems appropriate, ownership of the GDSs where the total number of Shares represented by the GDSs beneficially owned by a single Holder or Beneficial Owner exceeds the limit, if any, on ownership under applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner in excess of any such legal limit, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs beneficially owned by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law. The Depositary shall not be obligated to ensure compliance with the ownership restrictions described in this Section 3.05, except to the extent of taking action in accordance with the instructions received from the Company as provided in the immediately preceding sentence.

                                   ARTICLE IV

                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY

            Section 4.01. Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of a GDR issued in accordance with the terms hereof or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in
Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

            Section 4.02. Cash Distributions; Withholding and Other Taxes and Other Governmental Charges. Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall cause the Custodian, subject to applicable Korean laws and regulations and the provisions of Section 4.06, to convert as promptly as practicable such dividend or distribution into dollars and remit the amount thus received to the Depositary which shall, as promptly as practicable, distribute such amount to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary, provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, including interest or penalties thereon, the amount distributed to the Holder of GDRs in respect of GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. The Depositary or the Company or their respective agents may file such reports as may be necessary to obtain benefits under the applicable tax treaties for the Beneficial Owners of GDSs.

            Section 4.03. Distributions Other Than Cash, Shares or Rights. Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed, as of a record date fixed pursuant to Section 4.07 hereof, to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution subject to any applicable laws and regulations of Korea, provided, however, that if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges, and interest or penalties thereon, or (ii) that such securities must be registered under the Securities Act or other law in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Korean counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such advice, which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided, that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws and regulations of Korea, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges, including interest or penalties thereon, and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary shall have adopted.

            Section 4.04. Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, instruct the Company to deposit or cause to deposit such Shares with the Custodian, register such Shares in the name of the Depositary, and either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.07 hereof in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, this Section 4.04 and Sections 2.02.
2.03 and 5.06 hereof, or (ii) reflect on the records of the Depositary such increase in the number of Shares represented by each outstanding GDS, in either case after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or interest and penalties thereon, or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (in a public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of delivering fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02; provided, however, that no distribution to Holders pursuant to this Section 4.04 shall be unreasonably delayed by any actions of the Depositary or the Custodian. If additional GDRs are not so distributed, each GDS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

            Section 4.05. Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested by the Company, shall take action, subject to the terms of this Deposit Agreement, as follows:

            (a) If at the time of the offering of any rights, the Depositary determines after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, in its discretion that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders after deduction or upon payment of the fees and expenses of the Depositary; or

            (b) if at the time of the offering of any rights, the Depositary determines after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, in its discretion that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any GDR or GDRs, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. If such sale can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable, in good faith; or

            (c) if at the time of the offering of any rights, the Depositary determines upon receipt of opinions of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible, the Depositary may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certification that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof (or, if such securities are Shares, GDSs representing such Shares) to be sold under Regulation S or to be resold under Rule 144A to, or privately placed with, those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

            If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

            With respect to (a), (b) and (c) above, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular. If such sale can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable, in good faith.

            Notwithstanding anything to the contrary in this Section 4.05, if registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such GDRs are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws, or any required filing, report, approval or consent has been obtained or granted, as the case may be.

            Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

            References in this Section 4.05 to "Holders" are to Holders as of the record date fixed pursuant to Section 4.07.

            Section 4.06. Conversion of Foreign Currency. Whenever the Custodian or the Depositary shall receive currency other than dollars (in this Section 4.06, hereinafter referred to as foreign currency), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, in the judgment of the Depositary and pursuant to applicable law, be converted on a reasonable basis into dollars distributable to the Holders of the GDRs entitled thereto and the resulting dollars transferred to the United States, the Depositary shall, subject to applicable laws and regulations and the provisions of this Deposit Agreement, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed, as promptly as practicable, to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

            If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable, in good faith.

            If at any time the Depositary shall determine that in its reasonable judgment, after consultation with the Company, any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or, in the good faith opinion of the Depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute, pursuant to applicable law, the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

            If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

            Section 4.07. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which to the extent practicable shall be the same as the corresponding record date for Shares set by the Company or, if that is not practicable, shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or to give instructions for the exercise of voting rights, if any, at any such meeting. Subject to the provisions of Sections 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders thereunder with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively.

            Section 4.08. Voting of Deposited Securities. Holders and Beneficial Owners of GDRs shall not have the right to exercise or direct the exercise of voting rights with respect to the Shares represented by the GDSs evidenced thereby except as herein set forth. Each Holder and Beneficial Owner shall, by acceptance of a GDR or acquisition of any beneficial interest therein, have authorized and directed the Depositary to exercise the voting rights with respect to, or to grant a proxy or power of attorney to vote, the Deposited Securities as set forth in this Section 4.08. Except as specifically set forth in this Section 4.08, the Depositary shall not vote or cause to be voted any Deposited Securities, in no event shall the Depositary exercise, or take any action, which could be deemed to constitute the exercise of, any discretion with respect to the voting of any Deposited Securities.

            Whenever the Company gives notice of a meeting of shareholders or whenever the Company solicits any proxy or consent from shareholders in lieu of a shareholders' meeting, the Depositary shall exercise such voting rights in respect of the Shares in the same manner and in the same proportion as the holders of Shares not deposited with the Depositary vote their Shares at the relevant shareholders' meeting or in respect of such solicitation; provided that the Depositary has received an opinion of the Company's Korean counsel (which counsel shall be reasonably satisfactory to the Depositary), in form and substance satisfactory to the Depositary, that such action is in conformity with all applicable Korean laws and the Company's Articles of Incorporation. If the Depositary does not receive such opinion, the Depositary will not, and will ensure that the Custodian does not, vote any Deposited Securities.

            Holders and Beneficial Owners shall not have, and shall not have the right to instruct Depositary as to the exercise of, any dissenter's rights provided to holders of Shares under applicable Korean law.

            Section 4.09. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the GDSs shall, subject to the terms and conditions of this Deposit Agreement and applicable laws and regulations, thenceforth represent the new Deposited Securities so received, unless additional or new GDRs are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval and pursuant to applicable law, and shall if the Company so requests, subject to the terms of this Deposit Agreement and receipt of an opinion of the Company's counsel that such distributions are not in contravention of any applicable laws or regulations, deliver additional GDSs, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding GDSs to be exchanged for new GDSs specifically describing such new Deposited Securities, and the Company agrees to execute such instruments or documents as may be necessary or appropriate in connection with the delivery or exchange of GDSs.

            Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

            Section 4.10. Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection by Holders at its Principal New York Office copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications if furnished and requested by the Company to the Depositary pursuant to Section 5.08.

            Section 4.11. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor or other securities) or any distribution pursuant to Section 4.09 is subject to any tax, governmental charge, including interest or penalties thereon, which the Depositary is obligated to withhold, the Depositary, after consultation with the Company, may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges or interest or penalties thereon, including by public or private sale, and the Depositary shall (i) distribute the net proceeds of any such sale or the balance of such property after deduction of such taxes, governmental charges and any interest and penalties thereon, to the Holders entitled thereto in proportion to the number of GDSs held by them respectively and, (ii) if feasible without withholding for or on account of taxes or other governmental charges, including interest or penalties thereon, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

            The Depositary will forward to the Custodian or to the Company or their respective agents such information from its records as the Custodian or the Company may reasonably request to enable the Custodian or the Company or their respective agents to file necessary reports with governmental agencies, and the Custodian or the Company or their respective agents may file such reports as are necessary to obtain benefits under applicable tax treaties for the Holders or Beneficial Owners. The Depositary and the Company shall have no obligations or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty. The Depositary agrees to distribute any necessary documentation to Holders to enable Holders or Beneficial Owners to provide the necessary evidence of tax residence as required by the Korean tax authorities and to collect such evidence of tax residence and timely forward such evidence of tax residence to the Company.

            Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company or its agent shall make such deductions (if any) which, by the laws of Korea, the Company or its agent is required to make in respect of any income, capital gains or other taxes and the Company or its agent may also deduct the amount of any tax or governmental charges payable by the Company or its agent or for which the Company or its agent might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the

Company and its agent shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which such Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company or its agent evidence of the residency of such Holder or Beneficial Owner that is accepted by the relevant tax authorities of Korea. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, any governmental charges and any penalties or interest arising out of any reduced rate of withholding, pursuant to a double taxation treaty or other tax benefit obtained for such Holder or Beneficial Owner pursuant to this Section.

            Section 4.12. Available Information. To permit compliance with Rule 144A under the Securities Act in connection with sales of the GDSs, the Company hereby directs the Depositary to deliver copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to any Holder, Beneficial Owner or prospective purchaser, if at the time of the request, the Company is neither subject to Section 13 or Section 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act, at the request of such Holder, Beneficial Owner or prospective purchaser. The Company agrees to reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

            Section 5.01. Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Registrar shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combination and split-up of GDRs, the surrender of GDRs and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

            The Registrar shall keep books at its Principal New York Office for the registration of GDRs and transfers of GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the GDRs.

            After consultation with the Company, the Registrar may close the transfer books with respect to the GDRs, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written request of the Company.

            The Depositary shall act as Registrar or, upon prior consent of the Company, appoint a Registrar or one or more co-registrars for registration of GDRs and transfers, combinations and split-ups, and to countersign such GDRs in accordance with any requirements of any stock exchange or exchanges or automated quotation system or systems in the United States on which the GDSs may be listed or quoted. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary, upon notice to the Company.

            Section 5.02. Lists of GDR Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of GDSs by all persons in whose names GDRs are registered on the books of the Depositary. Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Company upon reasonable request.

            Section 5.03. Obligations of the Depositary, the Custodian and the Company. Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the GDRs to Holders, Beneficial Owners or other persons, except that each of the Company and its agents agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            Each of the Depositary and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the GDRs to Holders, Beneficial Owners or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that each of the Depositary and its agents agrees to perform its duties specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability under this Deposit Agreement to the Company or the Holders or Beneficial Owners for failure to perform any duties set forth herein if the performance of such duties will cause, or is likely to cause, in the reasonable, good faith judgment of the Depositary, a violation of the laws or regulations of Korea.

            The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company. The Depositary undertakes not to issue any GDSs other than GDSs representing Deposited Securities then on deposit with the Custodian except as specifically permitted under this Deposit Agreement. The Depositary also undertakes not to lend Deposited Securities held by it as Depositary.

            Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a GDR, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents, any Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.

            No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

            Section 5.04. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder, Beneficial Owner or any other person, if by reason of any provision of any present or future law or regulation of the United States, Korea or any other country or jurisdiction, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided, shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or Beneficial Owner of a GDR or by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company's Articles of Incorporation or provisions of or governing any Deposited Securities; nor shall the Depositary or its agents or the Company or its agents incur any liability for any consequential or punitive damages for any breach of the terms of this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.02, 4.03 or 4.04 of this Deposit Agreement or an offering and distribution pursuant to Section 4.05 of this Deposit Agreement, or because of applicable law or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and may allow any rights, if applicable, to lapse.

            Section 5.05. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder with respect to any or all Deposited Securities by 30 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the expiration of such 30 days or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by 30 days' prior written notice of such removal, which removal shall become effective upon the appointment by the Company of a successor depositary for such Deposited Securities and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary in respect of the Deposited Securities with respect to which the Depositary has so resigned or been removed, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor in respect of the Deposited Securities with respect to which such appointment has been made; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder in respect of the Deposited Securities with respect to which the Depositary has so resigned or been removed, (ii) duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding GDRs and such other information relating to GDRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall at its own cost promptly mail notice of its appointment to the Holders.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

            Section 5.06. Charges of Depositary. The expenses, fees or charges of the Depositary and the Registrar, if any, shall be paid by the Company only as provided herein. Beneficial Owners and Holders beneficially owning GDRs agree to pay (1) the fees of the Depositary for the receipt of deposits and the delivery of GDSs pursuant to Section 2.02 or 2.03, the surrender of GDSs and delivery of Deposited Securities pursuant to Section 2.05, the execution and delivery of certificated GDRs pursuant to Section 2.01 and the distribution of dividends and sale or exercise of rights or other corporate action involving distributions to holders of Shares, each as provided in Exhibit D hereto, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the shareholders' register of the Company (or any appointed agent of the Company for transfer and registration of Shares, which may be the Share Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Section 2.02 or 2.05, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (5) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 or in the distribution or sale of any distributed or offered property or the exercise of rights or other corporate action involving distributions to shareholders pursuant to Sections 4.02, 4.03, 4.04, 4.05 or 4.09, and (6) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

            Any other charges and reasonable expenses of the Depositary hereunder and the Registrar (if any) (other than the charges and expenses of the Custodian, the Nominee or any other agent of the Depositary) will be paid by the Company after consultation and agreement in writing entered into between the Depositary and the Company as to the amount and nature of such charges and expenses. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its detailed statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation of such Depositary as described in Section 5.05 for those fees, charges and expenses incurred prior to the effectiveness of such resignation.

            Section 5.07. The Custodian. The Depositary, after consultation with the Company, may from time to time appoint one or more agents to act for it as Custodian hereunder. The Depositary has initially appointed Korea Securities Depository as Custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares and the other Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder with respect to any or all Deposited Securities by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If a Custodian notifies the Depositary of its intention to resign and there is at the time no other Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian that is organized under the laws of Korea with respect to the Deposited Securities with respect to which the Custodian has so resigned which shall thereafter be the Custodian hereunder. The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, may appoint a substitute or an additional custodian with respect to any or all Deposited Securities, which shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment and agreement to be bound by the terms hereof. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities with respect to which a substitute Custodian has been appointed held by it together with all records maintained by it as Custodian with respect to such Deposited Securities as are requested of it to any other Custodian or such substitute or additional custodian or custodians, and each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment and agreement to be bound by the terms hereof, satisfactory in form and substance to the Depositary. Immediately upon any change in Custodian, the Depositary shall at its own expense give notice thereof in writing to all Holders of GDRs with respect to which such appointment has been made, each other Custodian and the Company.

            Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder with respect to such Deposited Securities shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary with respect to such Deposited Securities shall in no way impair the authority of each Custodian hereunder with respect to such Deposited Securities; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

            Section 5.08. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of meeting of holders of Shares or other Deposited Securities, any adjourned meeting of such holders, the taking of any action by such holders other than at a meeting, or the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the English' language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

            The Company, at its own expense, will arrange for the prompt transmittal to the Depositary of sufficient copies of such notices and any other reports and communications, which are made generally available by the Company to holders of its Shares. The Depositary shall arrange, at the request of the Company and at the Company's expense for prompt mailing of copies thereof to all Holders or, if the Company so requests, make such notices, reports and communications (other than the Company's annual report to shareholders and semi-annual or any other periodic interim report to shareholders) available to all Holders of GDRs in the same manner as the Company makes them generally available to holders of Shares, or on such other basis as the Company may advise the Depositary as being required by any applicable law or regulation or any requirement of any stock exchange to which the Company may be subject. The Depositary may, at the Company's expense, obtain English translations of any notices, reports or communications of the Company, or summaries thereof, which are not initially furnished to the Depositary in English text. The Company has delivered to the Depositary and the Custodian a copy of the Articles of Incorporation governing the Shares, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

            The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat. The Depositary will, at the expense of the Company, make such copy, summary and any other notices, reports and other communications issued by the Company in connection therewith available for inspection by the Holders of the GDRs evidencing the Shares governed by such provisions at the Depositary's Principal New York Office, at the office of the Custodian and at any other designated transfer office.

            In connection with any distributions on the Deposited Securities or any sale or transfer of GDRs, the Depositary agrees to forward to the Company, the purchaser of GDRs or the securities company through which a sale of GDRs is effected, as the case may be, any information it receives from a Holder or Beneficial Owner relating to the tax residence of such Holder or Beneficial Owner, promptly upon receipt thereof and in accordance with the instructions of such Holder or Beneficial Owner submitting such information.

            Additionally, the Company agrees that if, and so long as, the GDSs are listed on the Luxembourg Stock Exchange and if, and so long as, required by the rules or regulations of the Luxembourg Stock Exchange, the Company will publish all notices to holders of Shares in such manner as required by the Luxembourg Stock Exchange.

            Section 5.09. Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or other securities (including rights and convertible or exchangeable securities) as a dividend or distribution to Holders, or future issuances to Holders for cash of such additional Shares or such other securities, the Company will promptly furnish to the Depositary a written opinion from United States counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue require a registration statement under the Securities Act to be in effect prior to the delivery of the GDRs to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether such registration statement is in effect.

            The Company agrees that it will obtain legal advice as to whether future issuances for cash of (1) additional Shares, (2) rights to subscribe for Shares or other Deposited Securities, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares, require a registration statement under the Securities Act covering such securities to be in effect. If, being so advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act. The Company shall have no obligation to register any such issuance under the Securities Act.

            The Company agrees with the Depositary that neither the Company nor any company or person controlled by, controlling or under common control with the Company will at any time deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any controlled or controlling company, unless such transaction is registered under the Securities Act or is exempt from registration under the Securities Act as confirmed by an opinion of United States counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary.

            Section 5.10. Indemnification. The Company agrees to indemnify the Depositary and each Custodian and their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise (a) in connection with the offer, issuance, sale, resale, deposit, withdrawal or transfer of GDRs or Shares or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the provisions of this Deposit Agreement, the GDRs or other Deposited Securities, as the case may be, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by the Depositary, any Custodian or any of their respective directors, employees, agents or affiliates, except for any loss, liability, tax, charge or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its respective directors, employees, agents or affiliates, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the GDRs evidencing the GDSs.

            The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold each of them harmless from any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary. With respect to any liability or expense of the Company, its officers, directors or employees arising out of acts negligently performed or omitted to be performed by the Custodian, the Depositary agrees to assign to the Company, to the extent of such liability or expense, such chose in action in respect of such negligent performance or non-performance as the Depositary may have against the Custodian pursuant to the terms of the custodian agreement.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 5.10) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

            The obligations set forth in this Section 5.10 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

            Section 5.11. Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Section 5.11 and Section 3.05 and applicable Korean law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in GDSs. In its capacity as Depositary, the Depositary shall not lend Shares or GDRs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) deliver GDSs prior to the receipt of Shares pursuant to Section
2.02 and (ii) deliver Shares prior to the receipt and cancellation of GDSs pursuant to Section 2.05, including GDSs which were delivered under (i) above but for which Shares may not have been received (each such transaction being referred to as a "Pre-Release"); further provided, however, that the

Depositary shall not deliver GDSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of GDSs or pursuant to Sections 4.04 or 4.05, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive GDSs in lieu of Shares under (i) above and receive Shares in lieu of GDSs under (ii) above. Each such transaction shall be (a) subject to (x) a written representation by the person or entity (the "Applicant") to whom GDSs or Shares are delivered that at the time the Depositary delivers such GDSs or Shares, the Applicant shall either be or represent the beneficial owner of the number of Shares or GDSs, as the case may be, that are the subject of the Pre-Release, or
(y) such evidence of ownership of Shares or GDSs as the Depositary deems appropriate, (b) subject to a written agreement by the Applicant that it will hold such Shares or GDSs in trust for the Depositary until their delivery to the Depositary or the Custodian, reflect on its records the Depositary as owner of such Shares or GDSs and deliver such Shares or GDSs upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Shares represented by GDSs issued under (i) above and Shares delivered in accordance with (ii) above will not exceed thirty percent (30%) of the Shares on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary reasonably deems appropriate. The Depositary will also set limits with respect to the number of GDSs and Shares involved in transactions to be effected pursuant to this Section 5.11 with any one person on a case-by-case basis as it deems appropriate.

            Collateral provided by an Applicant for GDSs or Shares, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral. The Company will have no liability whatsoever to the Depositary or any Holder with respect to any representations, actions or omissions by the Depositary or any Holder pursuant to this Section 5.11.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

            Section 6.01. Amendment. The form of the GDRs and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding GDRs until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding GDRs. Every Holder and Beneficial Owner of a GDR at the time any amendment so becomes effective shall be deemed, by continuing to hold such GDR or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

            Section 6.02. Termination. The Depositary shall at any time at the direction of the Company upon 30 days' prior direction and notice from the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate this Deposit Agreement if, at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.05. If any GDRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for GDRs surrendered to the Depositary. At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.06 and 5.10 hereof. The obligations of the Depositary under Section 5.10 hereof shall survive the termination of this Deposit Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same agreement.

            Section 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

            Section 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            Section 7.04. Holders and Beneficial Owners as Parties; Binding Effect. The Holders and the Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the GDRs by acceptance thereof or by acquisition of any beneficial interest therein.

            Section 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Shinhan Financial Group Co., Ltd., 120, 2-Ka. Taepyung-Ro, ChungKu. Seoul 100-102, Korea. Attention: I.C. Park, Deputy General Manager / S.J. Han, Assistant General Manager (facsimile number: (822) 777-1883), or to any other address which the Company may specify in writing. Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A.. 111 Wall Street, New York, New York 10043, Attention: ADR Department (telex number: ITT; 420392; RCA: 235530; facsimile number: (212) 825-5398), or to any other address which the Depositary may specify in writing.

            Any and all notices to be given to any Holder of a GDR shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for GDRs of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

            Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch, and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a GDR, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

            Section 7.06. Governing Law. This Deposit Agreement and the GDRs shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York. The Company and the Depositary agree that the federal courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purpose, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby designates, appoints and empowers CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal court as described in the preceding sentence.

            Section 7.07. Prohibition of Assignment. The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the prior written consent of the Company.

            IN WITNESS WHEREOF, SHINHAN FINANCIAL GROUP CO., LTD. and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of GDRs issued in accordance with the terms hereof or upon acquisition of any beneficial interest in such GDRs.

                                          SHINHAN FINANCIAL GROUP CO., LTD.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          CITIBANK, N.A.

                                          By: /s/ Un Suk Ko
                                              ----------------------------------
                                              Name: Un Suk Ko
                                              Title: Vice President

                                          SHINHAN FINANCIAL GROUP CO., LTD.

                                          By: /s/ E Chan Ra
                                              ----------------------------------
                                              Name:  Eung-Chan Ra
                                              Title: Chairman of the Board of
                                                     Directors / President &
                                                     Chief Executive Officer


                                          CITIBANK, N.A.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT A

                          DTC Letter of Representations

                                    EXHIBIT B
Number                                                         CUSIP 824596 20 9

                                                  GLOBAL DEPOSITARY SHARES (EACH
                                                  GLOBAL DEPOSITARY SHARE
                                                  REPRESENTING TWO (2) SHARES)

                              (FORM OF MASTER GDR)

                        MASTER GLOBAL DEPOSITARY RECEIPT

                                       FOR

                            GLOBAL DEPOSITARY SHARES

                                  representing

                        DEPOSITED SHARES OF COMMON STOCK,

                        PAR VALUE WON 5,000 PER SHARE, OF

                        SHINHAN FINANCIAL GROUP CO, LTD.

                     (Incorporated in the Republic of Korea)

DTC LEGEND

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to a nominee of DTC or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SECURITIES ACT LEGEND

THIS GLOBAL DEPOSITARY RECEIPT ("GDR"), THE GLOBAL DEPOSITARY SHARES EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK (THE "SHARES") OF SHINHAN FINANCIAL
GROUP CO., LTD. REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, DELIVERED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE BENEFICIAL OWNER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE

MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS (EACH AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (4) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS THE BENEFICIAL OWNER OF SHARES RECEIVED UPON CANCELLATION OF ANY GDR MAY NOT DEPOSIT OR CAUSE TO BE DEPOSITED SUCH SHARES INTO ANY DEPOSITARY RECEIPT FACILITY ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK (INCLUDING ANY SUCH FACILITY MAINTAINED BY THE DEPOSITARY FOR A GDR), OTHER THAN A RESTRICTED DEPOSITARY RECEIPT FACILITY, SO LONG AS SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(a)(3) UNDER THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS GDR, REPRESENTS AND WARRANTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

            CITIBANK. N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that Cede & Co., as nominee of The Depository Trust Company, is the owner of that number of GDSs indicated on the records of the Depositary, representing deposited shares of the common stock, par value 5,000 Won per share, or evidence of rights to receive such shares ("Shares"), of Shinhan Financial Group Co., Ltd., a company incorporated under the laws of the Republic of Korea (the "Company"). At the date of the Deposit Agreement, each GDS represents two (2) Shares deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Korea Securities Depository.

            This Global Depositary Receipt ("GDR") evidences Global Depositary Shares ("GDSs"') each representing two (2) Shares and is issued pursuant to and subject to a deposit agreement dated as of September 3, 2001 among the Company, Citibank, N.A. as depositary and all holders and beneficial owners from time to time of GDR issued thereunder, each of whom by accepting a GDS or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof (such agreement, as amended from time to time, being hereinafter referred to as the "Deposit Agreement"). Pursuant to the provisions of the Deposit Agreement, the Depositary has appointed Korea Securities Depository as Custodian (as defined below) to receive and hold on its behalf certain Shares and all rights, securities, cash and other property deposited which are evidenced by the GDRs issued pursuant to the Deposit Agreement (the "Deposited Securities"). In this Form of Master GDR, references to the Depositary are to Citibank, N.A. and/or any other depositary which may from time to time be appointed under the Deposit Agreement, references to the Custodian are to Korea Securities Depository or any other custodian from time to time appointed under the Deposit Agreement and references to the "Main Office" mean, in relation to the Custodian, its office at 33 Yoido-dong, Youngdeungpo-gu, Seoul, 150-010 Korea.

            This Form of Master GDR is subject in all respects to the Deposit Agreement and applicable laws and regulations including the laws and regulations of the Republic of Korea ("Korea"). References herein to the "Holder" of any GDR shall mean the person in whose name a GDR is registered on the books of the Depositary maintained for such purpose. References herein to the "Beneficial Owner" of any GDR shall mean any person owning any beneficial interest in a GDR issued under the Deposit Agreement but who is not the Holder of such GDR. This Form of Master GDR includes summaries of, and is subject to, the detailed provisions of the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the Principal New York Office (as such terms are defined in the Deposit Agreement) of the Depositary and at the Main Office of the Custodian. Holders are deemed to have notice of and be bound by all of the applicable provisions of the Deposit Agreement. Terms used herein and not defined shall have the meanings ascribed to them in the Deposit Agreement.

            Interests in this Master GDR will only be exchanged for definitive GDRs in registered form in the circumstances described in (i), (ii) or (iii) below, in whole but not, except in the case of (iii) below, in part. The Depositary undertakes to deliver definitive GDRs in registered form in exchange for the Master GDR to Beneficial Owners or to their order in the event that:

                  (i) DTC or any successor to DTC advises the Company in writing that it is at any time unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 90 days; or

                  (ii) DTC or any successor to DTC ceases to be a "clearing
            agency" registered under the Exchange Act or is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease to make its book-entry system available or does in fact do so and, in each case, no alternative clearing system satisfactory to the Depositary is available; or

                  (iii) the Depositary has determined that, on the occasion of the next payment in respect of the GDRs, the Depositary would be required to make any deduction or withholding from any payment in respect of the GDRs which would not be required were the GDRs in definitive registered form, or Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease to make its book-entry system available or does in fact do so and no alternative clearing system satisfactory to the Depositary is available; within 60 days of the occurrence of the relevant event.

            Upon the occurrence of the events described in (i) to (ii) above the Company will use its best efforts to make arrangements with DTC for the exchange of the Master GDR for individual definitive GDRs. In relation to (iii) above, any person appearing in the records maintained by DTC, Euroclear or Clearstream, as the case may be, as entitled to any interest in the Master GDR shall be entitled to procure the exchange of an appropriate part of the Master GDR for a definitive GDR for an interest held by such person in the Master GDR in the above circumstances upon notice to the Holder. Any such exchange shall be at the expense (including printing costs) of such person.

            In the case of individual definitive GDRs issued in exchange for the Master GDR, the certificates in respect of such individual securities will bear, and be subject to, such legends as the Company and the Depositary may require in order to ensure compliance with any applicable laws.

            Upon any exchange of a part of the Master GDR for GDRs in definitive form, any distribution of GDRs pursuant to the Deposit Agreement or any change in the number of GDRs represented by the Master GDR following any deposit and/or withdrawal of Deposited Securities pursuant to the Deposit Agreement, the relevant details shall be entered by the Registrar on the register maintained by the Registrar, whereupon the number of deposited Shares represented by the Master GDR shall be reduced or increased (as the case may be) accordingly.

            So long as the GDRs are listed on the Luxembourg Stock Exchange, if GDRs are delivered in definitive form, the Company will appoint a registrar and paying agent in Luxembourg and give notice to Holders of any such appointment in accordance with the Deposit Agreement.

            The GDRs may be endorsed with or have incorporated in the text thereof such legends, recitals or changes not inconsistent with the provisions of the Deposit Agreement as may be required by the National Association of Securities Dealers, Inc. (the "NASD") in order for the GDSs to be tradable on the NASD's "PORTAL" Market or any other market developed for the trading of securities pursuant to Rule 144A under the Securities Act.

            The GDRs shall bear a CUSIP number or numbers that is different from the CUSIP number that is or may be assigned to any depositary shares subsequently issued pursuant to any other arrangement with the Depositary which are not GDSs issued hereunder.

            (1) Deposit of Shares. Subject to the terms and conditions of the Deposit Agreement and any applicable laws and regulations of Korea, Shares may be deposited by physical or book-entry delivery thereof to the Custodian thereunder, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable transfer taxes and the fees and charges of the Depositary set forth in the Deposit Agreement) and evidence of such payments as may be required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement, and, if the Depositary so requires, together with a written order from or on behalf of such person directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, GDSs representing the Shares so deposited. The Depositary may deliver GDSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been waived or granted by any governmental or quasi-governmental body or agency in Korea, including, without limitation, any such body which is then performing the function of regulation of currency exchange. Additionally, if required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of, or held on behalf of, the Company are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which provides for the prompt transfer to the Custodian, the Depositary or their respective nominees of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. If the Shares are registered in the name of the person on whose behalf they are presented for deposit, the Depositary shall also require a proxy or proxies entitling the Custodian to exercise voting rights in respect of such Shares for any and all purposes until the Shares so deposited arc registered in the name of the Depositary, the Custodian or any nominee of either of them.

            The Company shall notify the Depositary and the Custodian in writing in the event that Shares, or securities of any class that may from time to time be deposited with the Custodian pursuant to the Deposit Agreement, or depositary shares or receipts representing such Shares or other securities, shall be listed on a national securities exchange registered under Section 6 of the Securities Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i)). In such event, notwithstanding any other provision of the Deposit Agreement, the Depositary and the Custodian shall refuse to accept for deposit any securities unless the person making such deposit shall certify that the securities to be deposited were not, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i)), as the securities so listed or quoted.

            Each of the Depositary and the Custodian shall refuse to accept particular Shares for deposit whenever it has been notified, as hereafter provided that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05 of the Deposit Agreement, that such deposit would result in any violation of applicable laws, or that such deposit would cause the total number of Shares deposited to exceed a level from time to time determined (subject to the last paragraph of Section 2.02 of the Deposit Agreement) by the Company. The Company shall notify to the Depositary and the Custodian in writing with respect to any such restrictions on transfer of such particular Shares for deposit thereunder

            At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been delivered, or that irrevocable instructions have been given to cause delivery of such Shares, to the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian thereunder.

            Upon each delivery to a Custodian of Shares to be deposited under the Deposit Agreement, together with the other documents herein specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares being deposited in the name of the Depositary or, subject to applicable law, its Nominee or such Custodian or its nominee on the shareholders' register or the books of the CSD or the books of the Custodian, if applicable. Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine, subject to the applicable laws of Korea.

            The Nominee may be a Custodian or another Korean entity entitled to act as nominee under relevant Korean laws and regulations, provided that the Deposited Securities are kept in a segregated deposit account by the Custodian.

            (2) Surrender of GDSs and Withdrawal of Deposited Securities. Upon GDSs for the purpose of withdrawal of the Deposited Securities represented by the GDSs so surrendered, and upon payment of the fees of the Depositary for the surrender of GDSs and delivery of Deposited Securities (as set forth on Exhibit D to the Deposit Agreement) and payment of all taxes and governmental charges and interest and penalties thereon payable in connection with such surrender, and subject to the terms and conditions of the Deposit Agreement and the ownership restrictions referred to in Section 3.05 therein and applicable laws and regulations of Korea, the Holder of the GDR evidencing such GDSs acting for itself or on behalf of the Beneficial Owner shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the GDSs so surrendered; provided, however, that such withdrawals of Deposited Securities are not permitted until the listing on the Korea Stock Exchange of the Shares underlying the relevant class of GDSs in the case of GDSs issued in respect of newly issued Shares. Subject to applicable Korean laws, physical delivery of such Deposited Securities may be made by the delivery of certificates to an agent in Korea. of such Holder or to such Holder or as ordered by him. Delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay. In addition, the Depositary will, subject to applicable Korean laws and regulations, cause any Deposited Securities being withdrawn by a Holder for physical delivery to an address in the United States to contain a legend substantially in the form of the Securities Act Legend. No electronic delivery of Deposited Securities to an account within the United States will be permitted.

            A surrender of GDSs for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn, subject to applicable Korean laws and regulations, to be either physically delivered (subject, in the case of physical deliveries into the United States, to the provisions of this paragraph) or electronically delivered outside the United States to, or upon the written order of a person or persons designated in such order subject to applicable Korean laws and regulations. No Deposited Securities may be delivered in accordance with this paragraph unless such written order shall be accompanied by a signed certification in the form appearing as Exhibit C-2 to the Deposit Agreement. Upon the receipt of complete written instructions (including the certification referred to in the preceding sentence) the Depositary shall direct the Custodian to deliver at the principal office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the GDSs so surrendered, except that the Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any such Deposited Securities which are in the form of cash.

            At the request, risk and expense of any Holder so surrendering GDSs, and for the account of such Holder, and provided that any applicable tax or governmental charge or any interest and penalties thereon shall have been paid in accordance with Section 3.02 of the Deposit Agreement, the Depositary shall, if permitted by applicable Korean law, direct the Custodian to forward any cash or other property (other than rights), and forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by the GDSs so surrendered, to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. The Depositary shall not accept surrender of GDSs for the purpose of withdrawal of less than one Share.

            (3) Certain Rights of the Depositary Regarding Pre-Release Transactions. Subject to the further terms and provisions of Sections 5.11 and
3.05 of the Deposit Agreement and applicable Korean law, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in GDSs. In its capacity as Depositary, the Depositary shall not lend Shares or GDRs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) deliver GDSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of GDSs pursuant to Section 2.05 thereof, including GDSs which were delivered under (i) above but for which Shares may not have been received (each such transaction being referred to as a "Pre-Release"); further provided, however, that the Depositary shall not deliver GDSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of GDSs or pursuant to Sections 4.04 or
4.05 of the Deposit Agreement, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive GDSs in lieu of Shares under (i) above and receive Shares in lieu of GDSs under (ii) above. Each such transaction shall be (a) subject to (x) a Written representation by the person or entity (the "Applicant") to whom GDSs or Shares are delivered that, at the time the Depositary delivers such GDSs or Shares, the Applicant shall either be or represent the beneficial owner of the number of Shares or GDSs, as the case may be, that are the subject of the Pre-Release, or
(y) such evidence of ownership of Shares or GDSs as the Depositary deems appropriate, (b) subject to a written agreement by the Applicant that it will hold such Shares or GDSs in trust for the Depositary until their delivery to the Depositary or the Custodian, reflect on its records the Depositary as owner of such Shares or GDSs and deliver such Shares or GDSs upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days' notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Shares represented by GDSs issued under (i) above and Shares delivered in accordance with (ii) above will not exceed thirty percent (30%) of the Shares on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary reasonably deems appropriate. The Depositary will also set limits with respect to the number of GDSs and Shares involved in transactions to be effected pursuant to Section 5.11 of the Deposit Agreement with any one person on a case-by-case basis as it deems appropriate.

            Collateral provided by an Applicant for GDSs or Shares, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant). The Depositary may retain for its own account any compensation received by it in connection with the foregoing. including without limitation earnings on the collateral. The Company will have no liability whatsoever to the Depositary or any Holder with respect to any representations, actions or omissions by the Depositary or any Holder pursuant to Section 5.11 of the Deposit Agreement.

            (4) Transfers, Split-ups and Combinations. The Depositary, subject to the terms and conditions of the Deposit Agreement and any GDR, shall, without unreasonable delay, register transfers of any such GDR on its transfer books, upon any surrender of GDRs by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and in the case of any GDR in certificated form, the accurate completion of the certifications appearing on such GDR relating to compliance with the restrictions on transfer thereof) and duly stamped as may be required by any applicable law, provided, that the Depositary will refuse to register any transfer of any GDR if such registration would cause the total number of Shares represented by GDSs evidenced by GDRs held by any such Holder to exceed the number of Shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.05 of the Deposit Agreement and notified in writing, from time to time, to the Depositary.

            The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a GDR or GDRs for the purpose of effecting a split-up or combination of such GDR or GDRs, execute and deliver a new GDR or GDRs in the name of the same Holder for any authorized number of GDSs requested, evidencing the same class and aggregate number of GDSs as the GDR or GDRs surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of the Deposit Agreement. As a condition precedent to the delivery of the GDSs, registration of transfer, split-up, combination or surrender of any GDR or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge, including any interest and penalties thereon, and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided under paragraph (9) of this GDR, and may, but is not obligated to, require the production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to a signature guarantee in accordance with industry practice, and may also require compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

            The Depositary may refuse to execute and to deliver GDRs, register the transfer of any GDR, or make any distribution of, or related to, Deposited Securities until it has received such proof certificates and other information as it or the Company may deem necessary or proper as set forth in the Deposit Agreement. The Registrar may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

            After consultation with the Company, the delivery of GDSs, deposits of Shares generally or of particular Shares, the registration of transfer of GDRs in particular instances, or the registration of transfer of GDRs generally, or the surrender of GDSs for the purpose of withdrawal of Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the shareholders' register of the Company (or the appointed agent of the Company for the transfer and registration of Shares), the books of the CSD (as defined in the Deposit Agreement) or the books of the Custodian are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary, the CSD or the Custodian, in good faith, at any time or from time to time in accordance with the Deposit Agreement.

            (5) Master GDR; Book-Entry Deposit. So long as the GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, the GDSs, whether sold in reliance on Rule 144A or Regulation S, shall be represented by a single restricted master GDR (a "Master GDR") registered in the name of a nominee of DTC, and held by Citibank. N.A. or such other entity as is agreed with DTC may hold such Master GDR as custodian for DTC. The Master GDR will bear a legend relating to the GDSs evidenced thereby and the Shares represented by such GDSs, whether sold in reliance on Rule 144A or Regulation S. During any period in which GDSs are represented by a Master GDR, no person acquiring GDSs shall receive or be entitled to receive physical delivery of GDRs and beneficial ownership of such GDSs shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or (ii) institutions that have accounts with DTC.

            (6) Liability of Holder or Beneficial Owners for Taxes and Other Charges. If any Korean or other tax or other governmental charge, including any interest and penalties thereon, shall become payable with respect to this GDR or any Deposited Securities represented by the GDSs evidenced hereby, such tax, governmental charge, or interest and penalties thereon, shall be payable by the Holder hereof to the Depositary, and any Beneficial Owner hereof shall be liable to the Holder hereof The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this GDR or to execute and deliver any new GDR or GDRs or to permit any deposit or any withdrawal of Deposited Securities represented by the GDSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, including any interest and penalties thereon, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

            (7) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable, that any preemptive or similar rights with respect thereto have been exercised or validly waived and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of GDRs or adjustments in the Depositary's records in respect thereof.

            (8) Additional Warranties. Each person depositing Shares; transferring GDRs or any beneficial interest therein, or surrendering GDRs or any beneficial interest therein and withdrawing Shares under the Deposit Agreement shall be deemed thereby to represent (A) in the case of deposits, that such deposit is made (i) by or on behalf of a qualified institutional buyer (as defined in Rule 144A), (ii) by or on behalf of any non-U.S. person (as such term is defined in Regulation S under the Securities Act) who acquired or is acquiring Shares and is acquiring GDRs pursuant to and in accordance with Regulation S under the Securities Act or
(iii) otherwise in accordance with Section 2.02 of the Deposit Agreement and
(B) in every such case, to acknowledge that the GDRs, the GDSs and the Shares have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except in accordance with the Securities Act Legend and to agree that such person will not offer, sell, transfer or otherwise dispose of the GDRs or any beneficial interest therein or the Shares except in accordance with the restrictions set forth in the Securities Act Legend and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender and withdrawal complies with the foregoing restrictions. Absent an effective registration statement under the Securities Act, an appropriate amendment to the Deposit Agreement shall be required to permit sales (including those pursuant to Rule 144 under the Securities Act) of the GDRs, the GDSs or the Shares to persons other than (i) persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A) in transactions meeting the requirements of Rule 144A or (ii) non-U.S. persons pursuant to and in accordance with Regulation S under the Securities Act. The Company shall not be obligated to agree to such an amendment. Such representations, warranties and agreements shall survive any such deposit, transfer, or surrender and withdrawal.

            (9) Charges of Depositary. The expenses, fees or charges of the Depositary and the Registrar, if any, shall be paid by the Company only as provided in the Deposit Agreement. Beneficial Owners and Holders beneficially owning GDRs agree to pay (1) the fees of the Depositary for the receipt of deposits and the delivery of GDSs pursuant to Section 2.02 or 2.03 of the Deposit Agreement, the surrender of GDSs and delivery of Deposited Securities pursuant to Section 2.05 thereof, the execution and delivery of certificated GDRs pursuant to Section 2.01 thereof and the distribution of dividends and sale or exercise of rights or other corporate action involving distributions to holders of Shares, each as provided on Exhibit D attached thereto, (2) taxes and other governmental charges, (3) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the shareholders' register of the Company (or any appointed agent of the Company for transfer and registration of Shares, which may be the Share Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Section 2.02 or 2.05 of the Deposit Agreement, (4) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders, (5) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.06 thereof or in the distribution or sale of any distributed or offered property or the exercise of rights or other corporate action involving distributions to shareholders pursuant to Sections 4.02, 4.03, 4.04, 4.05 or
4.09 of the Deposit Agreement, and (6) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

            Any other charges and reasonable expenses of the Depositary under the Deposit Agreement and the Registrar (if any) (other than the charges and expenses of the Custodian, the

Nominee or any other agent of the Depositary) will be paid by the Company after consultation and agreement in writing entered into between the Depositary and the Company as to the amount and nature of such charges and expenses. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its detailed statement for such expenses and fees or charges to the Company once every three (3) months. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation of such Depositary as described in Section 5.06 of the Deposit Agreement for those fees, charges and expenses incurred prior to the effectiveness of such resignation.

            (10) Title to GDRs. Subject to any limitations set forth in this GDR or in the Deposit Agreement, when such GDR is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on registration of transfer set forth in the legend contained herein, title to such GDR (and to each GDS evidenced hereby) shall be transferable by delivery with the same effect as in the case of a certificated security in accordance with the laws of the State of New York; provided, however that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a GDR as the absolute owner hereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a GDR unless such holder is the Holder hereof. In the event certificated GDRs are made available, subject to the terms and conditions of the Deposit Agreement, such certificated GDRs will be made available upon receipt by the Depositary at its Principal New York Office of written instructions from DTC, Clearstream or Euroclear, as the case may be, on behalf of any person having a beneficial interest in certain GDSs evidenced by a Master GDR for the purpose of directing the Depositary to execute and deliver a GDR in certificated form evidencing such GDSs, and upon receipt by the Depositary at its Principal New York Office of a written order of such person containing registration instructions and such other information as the Depositary may require in order to execute and deliver such GDR in certificated form, and together with certification from such person to the effect that (i) the exchange of GDRs in certificated form is being made without transfer, or (ii) that such GDR is being transferred in compliance with the restrictions on transfer appearing in the legend herein and upon payment of the fees and expenses of the Depositary, the Depositary shall, if applicable, follow the procedures set forth in the Letter of Representations attached as Exhibit A to the Deposit Agreement for the purpose of reducing the number of the relevant class of GDSs evidenced by the Master GDR and, following such reduction, shall execute and deliver at its Principal New York Office to or upon the order of the person or persons named in such order a GDR or GDRs registered in the name or names requested by such person and evidencing in the aggregate the number and class of GDSs equal to the reduction in the number represented by the Master GDR.

            (11) Validity of GDR. GDRs shall be executed and dated by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided, however, that such signature may be a facsimile if such GDRs are countersigned by the manual signature of a duly authorized signatory of the Depositary or Registrar and dated by such signatory. No GDR shall be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless such GDR shall have been executed by the Depositary by the manual signature of a duly authorized officer or countersigned by the manual signature of a duly authorized signatory of the Depositary or Registrar, and such execution of any GDR by manual signature shall be conclusive evidence, and the only evidence, that such GDR has been duly executed and delivered hereunder. The Depositary shall maintain books in which each GDR so executed and delivered as hereinafter provided and the transfer of each such GDR shall be registered. GDRs bearing the facsimile signature of a duly authorized officer of the Depositary who was at any time a proper officer of the Depositary shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such GDRs and their delivery.

            (12) Disclosure of Beneficial Ownership, Other Information and Ownership Restrictions. The Company or the Depositary may from time to time request Holders or Beneficial Owners or former Holders or Beneficial Owners to provide information as to the capacity in which they hold or held GDRs and regarding the identity of any other persons then or previously interested in such GDRs and the nature of such interest and various other matters. Each such Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders or Beneficial Owners and to the last known address, if any, of such former Holders or Beneficial Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the GDSs evidenced by the Master GDR, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or Beneficial Owners or former Holders or Beneficial Owners. The Company may restrict, in such manner as it deems appropriate, transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the Company's Articles of Incorporation and applicable law. The Company may also restrict, in such manner as it deems appropriate, ownership of the GDSs where the total number of Shares represented by the GDSs beneficially owned by a single Holder or Beneficial Owner exceeds the limit, if any, on ownership under applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner in excess of any such legal limit, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs beneficially owned by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law. The Depositary shall not be obligated to ensure compliance with the ownership restrictions described in Section 3.05 of the Deposit Agreement except to the extent of taking action in accordance with the instructions received from the Company as provided in the immediately preceding sentence.

            (13) Available Information. To permit compliance with Rule 144A under the Securities Act in connection with sales of the GDSs, the Company hereby directs the Depositary to deliver copies of the information requited to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to any Holder, Beneficial Owner or prospective purchaser, if at the time of the request, the Company is neither subject to Section 13 or Section 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act, at the request of such Holder, Beneficial Owner or prospective purchaser. The Company agrees to reimburse the Depositary for its reasonable expenses in connection with such deliveries and to provide the Depositary with such information in such quantities as the Depositary may from time to time reasonably request.

            (14) Dividends and Distributions; Rights. Whenever the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall cause the Custodian, subject to applicable Korean laws and regulations and the provisions of Section 4.06 of the Deposit Agreement, to convert as promptly as practicable such dividend or distribution into dollars and remit the amount thus received to the Depositary which shall, as promptly as practicable, distribute such amount to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, including interest or penalties thereon, the amount distributed to the Holder of GDRs in respect of GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. The Depositary or the Company or their respective agents may file such reports as may be necessary to obtain benefits under the applicable tax treaties for the Beneficial Owners of GDSs.

            Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and upon receipt of opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed, as of a record date fixed pursuant to Section 4.07 of the Deposit Agreement, to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution subject to any applicable laws and regulations of Korea, provided, however, that if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges, and interest or penalties thereon, or (ii) that such securities must be registered under the Securities Act or other law in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may obtain opinion(s) of United States and Korean counsel, as applicable, as to an equitable and practicable method of effecting such distribution and may rely on such advice, which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided, that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws and regulations of Korea, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges, including interest or penalties thereon, and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary shall have adopted.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, instruct the Company to deposit or cause to deposit such Shares with the Custodian, register such Shares in the name of the Depositary, and either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.07 of the Deposit Agreement, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, subject to the terms of the Deposit Agreement, including, without limitation, Sections 4.04, 2.02, 2.03 and 5.06 thereof, or (ii) reflect on the records of the Depositary such increase in the number of Shares represented by each outstanding GDS, in either case after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or interest and penalties thereon, or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of delivering fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section
4.02 of the Deposit Agreement; provided, however, that no distribution to Holders pursuant to Section 4.04 thereof shall be unreasonably delayed by any actions of the Depositary or the Custodian. If additional GDRs are not so distributed, each GDS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested by the Company, shall take action, subject to the terms of the Deposit Agreement, as follows:

            (a) If at the time of the offering of any rights the Depositary determines after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, in its discretion that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders after deduction or upon payment of the fees and expenses of the Depositary; or

            (b) if at the time of the offering of any rights, the Depositary determines after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, in its discretion that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any GDR or GDRs, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement. If such sale can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable, in good faith; or

            (c) if at the time of the offering of any rights the Depositary determines upon receipt of opinions of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, that it is lawful and feasible, the Depositary may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certification that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof (or, if such securities are Shares, GDSs representing such Shares) to be sold under Regulation S or to be resold under Rule 144A to, or privately placed with, those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

            If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of United States and Korean counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

            With respect to (a), (b) and (c) above, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular. If such sale can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable, in good faith.

            Notwithstanding anything to the contrary in this paragraph (14), if registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws, or any required filing, report, approval or consent has been obtained or granted, as the case may be.

            Nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. References in this paragraph (14) to "Holders" are to Holders as of the record date fixed pursuant to Section 4.07 of the Deposit Agreement.

            (15) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which to the extent practicable shall be the same as the corresponding record date for Shares set by the Company or, if that is not practicable, shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting. Subject to the provisions of Sections 4.02 through 4.06 of the Deposit Agreement and to the other terms and conditions thereof, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders thereunder with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively.

            (16) Voting of Deposited Securities. Holders and Beneficial Owners of GDRs shall not have the right to exercise or direct the exercise of voting rights with respect to the Shares represented by the GDSs evidenced thereby except as set forth in the Deposit Agreement. Each Holder and Beneficial Owner shall, by acceptance of a GDR or acquisition of any beneficial interest therein, have authorized and directed the Depositary to exercise the voting rights with respect to, or to grant a proxy or power of attorney to vote, the Deposited Securities as set forth in Section 4.08 of the Deposit Agreement. Except as specifically set forth therein, the Depositary shall not vote or cause to be voted any Deposited Securities. In no event shall the Depositary exercise, or take any action, which could be deemed to constitute the exercise of, any discretion with respect to the voting of any Deposited Securities.

            Whenever the Company gives notice of a meeting of shareholders or whenever the Company solicits any proxy or consent from shareholders in lieu of a shareholders' meeting, the Depositary shall exercise such voting rights in respect of the Shares in the same manner and in the same proportion as the holders of Shares not deposited with the Depositary vote their Shares at the relevant shareholders' meeting or in respect of such solicitation provided that the Depositary has received an opinion of the Company's Korean counsel (which counsel shall be reasonably satisfactory to the Depositary), in form and substance satisfactory to the Depositary, that such action is in conformity with all applicable Korean laws and the Company's Articles of Incorporation. If the Depositary does not receive such opinion, the Depositary will not, and will ensure that the Custodian does not, vote any Deposited Securities.

            Holders and Beneficial Owners shall not have, and shall not have the right to instruct Depositary as to the exercise of, any dissenter's rights provided to holders of Shares under applicable Korean law.

            (17) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities, and the GDSs shall, subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, thenceforth represent the new Deposited Securities so received, unless additional or new GDRs are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval and pursuant to applicable law, and shall, if the Company so requests and subject to the terms of the Deposit Agreement and receipt of an opinion of the Company's counsel that such distributions are not in contravention of any applicable laws or regulations, deliver additional GDSs, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding GDSs to be exchanged for new GDSs specifically describing such new Deposited Securities, and the Company agrees to execute such instruments or documents as may be necessary or appropriate in connection with the delivery or exchange of

GDSs. Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement in respect of the Deposited Securities, the Depositary will give notice thereof in writing, at the Company's expense, to all Holders.

            (18) Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders at its Principal New York Office copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications if furnished and requested by the Company to the Depositary as provided in the Deposit Agreement. The Registrar shall keep books at its Principal New York Office for the registration of GDRs and transfer of GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the GDRs. After consultation with the Company, the Registrar may close the transfer books with respect to the GDRs, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the written request of the Company.

            (19) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor or other securities) or any distribution pursuant to Section 4.09 thereof is subject to any tax, governmental charge, including interest or penalties thereon, which the Depositary is obligated to withhold, the Depositary, after consultation with the Company, may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges or interest or penalties thereon, including by public or private sale, and the Depositary shall (i) distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes, governmental charges and any interest and penalties thereon, to the Holders entitled thereto in proportion to the number of GDSs held by them respectively and (ii) if feasible without withholding, for or on account of taxes or other governmental charges, including interest or penalties thereon, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

            The Depositary will forward to the Custodian or to the Company or their respective agents such information from its records as the Custodian or the Company may reasonably request to enable the Custodian or the Company or their respective agents to file necessary reports with governmental agencies, and the Custodian or the Company or their respective agents may file such reports as are necessary to obtain benefits under applicable tax treaties for the Holders or Beneficial Owners. The Depositary and the Company shall have no obligations or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty. The Depositary agrees to distribute any necessary documentation to Holders to enable Holders or Beneficial Owners to provide the necessary evidence of tax residence as required by the Korean tax authorities and to collect such evidence of tax residence and timely forward such evidence of tax residence to the Company.

            Notwithstanding any other provision of the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company or its agent shall make such deductions (if any) which, by the laws of Korea, the Company or its agent is required to make in respect of any income, capital gains or other taxes and the Company or its agent may also deduct the amount of any tax or governmental charges payable by the Company or its agent or for which the Company or its agent might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company and its agent shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which such Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company or its agent evidence of the residency of such Holder or Beneficial Owner that is accepted by the relevant tax authorities of Korea. The Holder or Beneficial Owner shall indemnify the Depositary, the Company, and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, other governmental charges and any penalties or interest arising out of any reduced rate of withholding, pursuant to a double taxation treaty or other tax benefit obtained for such Holder or Beneficial Owner pursuant to this paragraph (19).

            (20) Liability of the Company and Depositary. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder, Beneficial Owner, or any other person, if by reason of any provision of any present or future law or regulation of the United States, Korea or any other country or jurisdiction, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or Beneficial Owner of a GDR or by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company's Articles of Incorporation or provisions of or governing any Deposited Securities; nor shall the Depositary or its agents or the Company or its agents incur any liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.02, 4.03 or 4.04 of the Deposit Agreement or an offering and distribution pursuant to
Section 4.05 of the Deposit Agreement, or because of applicable law or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and may allow any rights, if applicable, to lapse. Each of the

Company and its agents assume no obligation nor shall it be subject to any liability under the Deposit Agreement or the GDRs to Holders, Beneficial Owners or other persons, except that each of the Company or its agents agrees to perform its obligations specifically; set forth in the Deposit Agreement without negligence or bad faith. Each of the Depositary and its agents assumes no obligation nor shall it be subject to any liability under the Deposit Agreement or the GDRs to Holders, Beneficial Owners or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that each of the Depositary and its agents agrees to perform its duties specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability under the Deposit Agreement to the Company or the Holders or Beneficial Owners for failure to perform any duties set forth in the Deposit Agreement if the performance of such duties will cause, or is likely to cause, in the reasonable, good faith judgment of the Depositary, a violation of the laws or regulations of Korea. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company. The Depositary undertakes not to issue any GDSs other than GDSs representing Deposited Securities then on deposit with the Custodian except as specifically permitted under the Deposit Agreement. The Depositary also undertakes not to lend Deposited Securities held by it as Depositary. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a GDR, or any other person believed by it in good faith to be competent to give such advice or information.

            Each of the Depositary, its agents, any Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

            (21) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement with respect to any or all Deposited Securities by 30 days' prior written notice of its election so to do delivered to the Company such resignation to take effect upon the earlier of (i) the expiration of such 30 days or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 days' prior written notice of such removal, which removal shall become effective upon the appointment by the Company of a successor depositary for such

Deposited Securities and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary, after consultation with the Company, may from time to time appoint one or more agents to act for it as Custodian under the Deposit Agreement. The Depositary has initially appointed Korea Securities Depository as Custodian and agent of the Depositary for the purpose of the Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Shares and the other Deposited Securities for which the Custodian acts as custodian and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder with respect to any or all Deposited Securities by notice of such resignation delivered to the Depositary at least 30 days' prior to the date on which such resignation is to become effective. If a Custodian notifies the Depositary of its intention to resign and there is at the time no other Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian that is organized under the laws of Korea with respect to the Deposited Securities with respect to which the Custodian has so resigned which shall thereafter be the Custodian under the terms of the Deposit Agreement. The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, may appoint a substitute or an additional custodian with respect to any or all Deposited Securities, which shall thereafter be a Custodian under the terms of the Deposit Agreement. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment and agreement to be bound by the terms of the Deposit Agreement. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities with respect to which a substitute Custodian has been appointed held by it together with all records maintained by it as Custodian with respect to such Deposited Securities as are requested of it to any other Custodian or such substitute or additional custodian or custodians, and each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment and agreement to be bound by the terms of the Deposit Agreement, satisfactory in form and substance to the Depositary. Immediately upon any change in Custodian, the Depositary shall at its own expense give notice thereof in writing to all Holders of GDRs with respect to which such appointment has been made, each other Custodian and the Company.

            Upon the appointment of any successor depositary under the terms of the Deposit Agreement, any Custodian then acting hereunder with respect to such Deposited Securities shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary with respect to such Deposited Securities shall in no way impair the authority of each Custodian under the terms of the Deposit Agreement with respect to such Deposited Securities; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

            (22) Amendment of Deposit Agreement and GDRs. The form of the GDRs and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding GDRs until the expiration of 30 days' after notice of such amendment shall have been given to the Holders of outstanding GDRs. Every Holder and Beneficial Owner of this GDR at the time any amendment so becomes effective shall be deemed, by continuing to hold this GDR or to own any beneficial interest herein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

            (23) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company upon 30 days' prior notice from the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 30 days' prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement if, at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment as provided in
Section 5.05 of the Deposit agreement. If any GDRs shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of GDRs, will suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and will instruct each Custodian to act accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sale property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for GDRs surrendered to the Depositary. At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders which have not theretofore been surrendered. Thereafter the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.06 and 5.10 thereof The obligations of the Depositary under Section 5.10 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

            (24) Governing Law. The Deposit Agreement and the GDRs shall be interpreted accordance with, and all rights thereunder and provisions thereof shall be governed by, the laws of the State of New York. The Company and the Depositary agree that the federal courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes between them that may arise out of or in connection with the Deposit Agreement and, for such purposes, each has irrevocably submitted to the non-exclusive jurisdiction of such courts. The Company hereby designates, appoints and empowers CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal court as described in the preceding sentence.

            (25) Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of this GDR hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in Article IV of the Deposit agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement.

                                               CITIBANK, N.A.,
                                                 as Depositary


Dated:                                         By:______________________________
                                                    Vice President

            The address of the Principal New York Office of the Depositary is 111 Wall Street, New York, New York 10043.

                     ASSIGNMENT AND TRANSFER SIGNATURE LINES

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________________________________ whose taxpayer identification number is _____________________ and _____________________ whose address including postal zip code is ________________ the within GDR and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney-in-fact to transfer said GDR on the books of the Depositary with full power of substitution in the premises.

            In connection with the transfer of this GDR, the undersigned Holder certifies that:

(Check one)

|_|   (a)   This GDR is being transferred to a person who the undersigned Holder reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the
            "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer that is aware that the resale, pledge or other transfer is being made in reliance on Rule 144A.

|_|   (b)   This GDR is being transferred to a non-U.S. person (as defined in
            Regulation S under the Securities Act) pursuant to and in accordance with Regulation S.

|_|   (c)   This GDR is being transferred pursuant to an effective registration statement under the Securities Act.

            If none of the boxes above is checked, the Depositary shall not be obligated to register this GDR in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein, on the face hereof and in the Deposit Agreement shall have been satisfied.

Dated:                                   Name:__________________________________

                                         By:____________________________________

                                         Title:_________________________________

                                         NOTICE: The signature of the Holder  to
                                         this assignment must correspond with
                                         the name as written upon the face of
                                         the within instrument in every
                                         particular, without alteration or
                                         enlargement or any change whatsoever.

SIGNATURE GUARANTEED

                                  EXHIBIT C-1

                                                               Combined Facility
                                                           Deposit Certification

                   Certification and Agreement of Acquirors of
                     GDSs Upon Deposit of Shares Pursuant to
                      Section 2.03 of the Deposit Agreement

            We refer to the Deposit Agreement, dated as of September 3, 2001 (the Deposit Agreement"), among Shinhan Financial Group Co., Ltd. (the "Company"), Citibank, N.A., as Depositary, and all Holders and Beneficial Owners from time to time of Global Depositary Receipts (the "GDRs") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

            1. This certification and agreement is furnished in connection with the deposit of Shares and delivery of GDSs to be evidenced by one or more GDRs pursuant to Section 2.03 of the Deposit Agreement.

            2. We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the GDRs, the GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

            3. We certify that we are not the Company or an "Affiliate" (as such term is defined in Regulation C under the Act) of the Company and that, if we are acting on behalf of another person, such person is not the "Company" and has confirmed to us that it is not an "Affiliate" of the Company and that it is not acting on behalf of the Company or an "Affiliate" of the Company.

            4. We certify that either:

      A. We are a qualified institutional buyer (as defined in Rule 144A under the Securities Act), and at the time of delivery of the GDSs referred to above, we (or one or more qualified institutional buyers for whose account we are acting) will be the beneficial owner of such GDSs and we are aware that any sale to us of GDSs is being made in reliance on Rule 144A under the Securities Act.

                                       OR

      B. We are a broker-dealer acting for the account of our customer; our customer has confirmed to us that it is a qualified institutional buyer and either (i) at the time of delivery of the GDSs referred to above, it will be the beneficial owner of such, or (ii) it is acting for the account of a qualified institutional buyer that, at the time of delivery of the GDSs referred to above, will be the beneficial owner of the GDSs and it is aware that any sale to it of GDSs is being made in reliance on Rule 144A under the Securities Act.


                                      C-1-1

                                       OR

      C. At the time of delivery of the GDSs referred to above, we will be the beneficial owner of such; and we are located outside the United States (within the meaning of Regulation S under the Securities Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S), and we are not a U.S. person (as defined in Regulations S).

                                       OR

      D. We are a broker-dealer acting for the account of our customer; our customer has confirmed to us that either (i) at the time of delivery of the GDSs referred to above, it will be the beneficial owner of such; and it is located outside the United States (within the meaning of Regulation S under the Securities Act) and acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S) and it is not a U.S. person (as defined in Regulation
            S); or (ii) it is located outside the United States (within the meaning of Regulation S), and is acting for the account of a person located outside the United States (within the meaning of Regulation
            S) who acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S) and who, at the time of delivery of the GDSs referred to above, will be the beneficial owner of such GDSs, and it is not a U.S. person (as defined in Regulation S).

            4. As the beneficial owner of GDSs, we agree (or if we are acting for the account of another person, such person has confirmed to us that, as the beneficial owner of GDSs, it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the GDRs, the GDSs evidenced thereby or the Shares represented thereby except (a) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (b) to non-U.S. persons (as defined in Regulation S) pursuant to and in accordance with Regulation S under the Securities Act, or (c) pursuant to an effective registration statement under the Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States and other applicable jurisdictions.

                                              Very truly yours,


                                              __________________________________
                                              [NAME OF CERTIFYING ENTITY]

                                              By: ______________________________
                                                  Name:
                                                  Title:
                                                  Dated:


                                      C-l-2